CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3, as enumerated below, of our reports dated March 18, 2015, relating to the financial statements of Santander Holdings USA, Inc., and the effectiveness of Santander Holdings USA, Inc.’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of Santander Holdings USA, Inc. for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of these Registration Statements.

(1)	Registration Statement (Form S-3 No. 333-172807) of Santander Holdings USA, Inc.
(2)	Registration Statement (Form S-3MEF No. 333-183988) of Santander Holdings USA, Inc.
(3)	Registration Statement (Form S-3 No. 333-187307) of Santander Holdings USA, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 18, 2015